Exhibit 10.1

                            UNSECURED PROMISSORY NOTE

$120,000.00

       1. FOR VALUE RECEIVED, the undersigned, XENOMICS, INC., , having an address at One Deer Park Drive, Suite F, Monmouth Junction, New Jersey 08852 (such entity, its successors and assigns, the "Maker") promises to pay to the order of KIRA SHEINERMAN, having an address at 1270 Fifth Avenue, Suite 11H, New York, New York 10029 (the "Holder"), at the principal address of the Holder, or at such other place as may be designated in writing by the holder of this Note, the principal sum of One Hundred Twenty Thousand and 00/100 DOLLARS ($120,000.00), in lawful money of the United States of America, on October 7, 2009 (the "Maturity Date").

       2. The Maker agrees to perform and comply with each of the terms, covenant and provisions contained in this Note on the part of Maker to be observed and performed. The Maker agrees to pay all costs of collection, including, without limitation, attorneys' fees and disbursements (which costs, shall be added to the amount due under this Note and shall be receivable therewith), in case the unpaid principal balance of this Note or any payment of principal hereon is not paid when due, whether suit be brought or not.

       3. Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. No extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between the Holder and any other person or party shall release, discharge, modify, change or affect the liability of the Maker under this Note.

       4. This Note shall be governed by and interpreted in accordance with the laws of the State of New York or the laws of the state where the property described in the Mortgage securing this Note is located, at the option of the holder hereof.

       5. This Note and the obligation of the Maker to pay the indebtedness evidenced hereby is unsecured and subordinate to the indebtedness of the Maker's debenture holders.

       6.   This Note may be prepaid in whole or in part upon a minimum of five
(5) days' prior notice to Holder, by check or by federal funds wire transfer at the option of Holder.

       7. All notices and all other communications with respect to this Note shall be directed to the address first set forth above, with a copy of all notices to Maker, to be sent to: Ted D. Rosen, Esq., Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016. All notices shall be in writing and shall be (a) hand-delivered, effective upon receipt, (b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) served by certified mail, to the appropriate address set forth above, or at such other place as the Maker or Holder, as the case may be, may from time to time designate in writing by ten (10) days' prior written notice thereof. Any such notice or demand which is served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time.

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       8.   This Note may only be modified, amended, changed or terminated by an agreement in writing signed by the Holder and the Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Holder and if so given by the Holder shall only be effective in the specific instance in which given.

       9. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreement or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of any other person or party relating to this Note or the obligation of the Maker under this Note and the obligations of Maker hereunder. This Note sets forth the entire agreement and understanding of the Holder and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker under this Note or the obligation of any other person or party relating to this Note or the obligations of Maker hereunder in any action or proceeding brought by the Holder to collect the indebtedness evidenced hereby, or any portion thereof. The Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note.

       10. No delay on the part of the Holder in exercising any right or remedy under this Note or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Holder to take further action without further notice or demand as provided in this Note.

       11. The Maker agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Note and, in furtherance of such agreement, the Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Maker by registered or certified mail to or by personal service at the last known address of the Maker, whether such address be within or without the jurisdiction of any such court.

       12. The Maker represents that the Maker has full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of the Maker.

       13. The Maker hereby irrevocably and unconditionally waives, and the Holder by its acceptance of this Note irrevocably and unconditionally waives, any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Note.

       14. Holder represents that she has been represented by her own separate and independent legal counsel in connection with this transaction and has had the opportunity to ask any questions of management of Maker and receive all requisite information to make the loan hereunder.

Dated: October 7, 2008

Witness/Attest                                XENOMICS, INC.

__/s/David J. Robbins______                   By: _/s/ Gary Anthony_____________
                                                  Gary Anthony, Vice President
                                                  and Controller